Exhibit 99.1

JDA Investor Relations Contacts:
Kristen L. Magnuson, Executive Vice President & Chief
Financial Officer, JDA Software Group, Inc.
Tel: 480-308-3000

JDA Software Group, Inc.	Lawrence Delaney, Jr., The Berlin Group
NEWS RELEASE	Tel: 714-734-5000; larry@berlingroup.com

JDA Software Reports Record EBITDA and Third Quarter Software Revenue
Scottsdale, Ariz. — October 20, 2008 — JDA® Software Group, Inc. (NASDAQ: JDAS) today announced financial results for the third quarter ended September 30, 2008. JDA reported total revenues of $98.4 million and software revenues of $23.0 million for third quarter 2008, compared to total revenues of $93.6 million and software revenues of $15.5 million for third quarter 2007. For the nine months ended September 30, 2008, JDA reported total revenues of $284.1 million and software revenues of $58.6 million, compared to total revenues of $275.1 million and software revenues of $51.2 million for the nine months ended September 30, 2007.
Third Quarter 2008 Financial Summary
•	Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) was $27.0 million for the third quarter of 2008, compared to $25.3 million in the third quarter 2007

•	Adjusted non-GAAP earnings for third quarter 2008 was $0.42 per share as compared to $0.40 in the third quarter 2007, and exclude amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and “ticking fee” charges on the credit facility commitment for the pending acquisition of i2 Technologies, Inc.

•	GAAP net income for third quarter 2008 was at $8.2 million or $0.23 per share, compared to GAAP net income of $8.3 million or $0.24 per share in third quarter 2007.

•	DSOs were 58 days at the end of third quarter 2008, compared to 68 days at the end of second quarter 2008 and 68 days at the end of third quarter 2007.

•	Cash flow from operations was $18.8 million in third quarter 2008, compared to $28.8 million in second quarter 2008 and $20.4 million in third quarter 2007.

•	The Company had cash and cash equivalents of $130.8 million with $80.5 million of debt, or net cash of $50.3 million, at the end of third quarter 2008. This compares to $95.3 million in cash and cash equivalents and $99.6 million in debt at December 31, 2007, or net debt of $4.3 million. The Company paid off the total of its remaining debt of $80.5 million on October 1, 2008.
     “Despite the current economic climate, we ended the third quarter with record software revenues and EBITDA. Furthermore, this was the second quarter in 2008 that we achieved record software license revenues, illustrating the strength of our value proposition and a healthy pipeline,” commented JDA CEO Hamish Brewer. “More than ever, leading companies are looking to JDA for innovative supply chain
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solutions that help them reduce their overall costs, increase efficiency and turn their supply chains into a source of competitive advantage.”
Third Quarter 2008 Highlights
•	Significant Software Deals for the Quarter: JDA signed 58 new software deals in third quarter 2008, which included four contracts that exceeded $1.0 million and five deals that included multiple products.

•	Regional Sales Activity:
➢	JDA’s Americas region closed $17.5 million in software license deals in the third quarter 2008, compared to $9.8 million in third quarter 2007. Software transactions with Americas customers include the following: Autozone Parts Inc.; Crown Imports LLC; D&S S.A.; Dick’s Sporting Goods Inc; Loblaws, Inc.; Market Basket, Michael Kors Inc.; Nissan North America Inc.; Pactiv Corporation, Rona Inc.; Unified Western Grocers Inc.; and U.S. Foodservice Inc.

➢	JDA’s Europe, Middle East and Africa (EMEA) region software sales were $3.5 million in third quarter 2008, compared to $4.0 million in third quarter 2007. EMEA customers that signed license agreements in third quarter 2008 include: Globus SB-Warenhaus Holding GMBH; Sonepar Deutschland Information Systems GMBH; TDG Limited; and Tokmanni Oy

➢	JDA’s Asia Pacific region software sales were $2.0 million in third quarter 2008, compared to $1.7 million in third quarter 2007. Brooks Brothers (Japan) Ltd., House Foods, Mxi Technologies/QANTAS and Puregold Price Club were significant wins in this region.
•	JDA’s Pending Acquisition of i2 Technologies: JDA announced on August 11, 2008, that it signed a definitive merger agreement to acquire i2 Technologies, Inc., a leading global provider of supply chain solutions. We believe the combination of the two companies will create a global leader in the supply chain planning and optimization market. The Company has received Hart-Scott-Rodino (HSR) antitrust clearance. The i2 shareholder vote is scheduled for November 6, 2008. JDA plans to close the acquisition on that same day.
Nine Month Results
•	Adjusted EBITDA increased to $69.3 million for the nine months ended September 30, 2008, compared to $65.7 million for the nine months ended September 30, 2007.

•	Adjusted non-GAAP earnings for the nine months ended September 30, 2008 was $1.04 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and “ticking fee” charges on the credit facility commitment for the
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pending acquisition of i2 Technologies, Inc., as compared to adjusted non-GAAP earnings per share of $0.99 for the nine months ended September 30, 2007, which excluded amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility.
•	GAAP net income for the nine months ended September 30, 2008 was $16.7 million or $0.47 per share, as compared to GAAP net income of $18.5 million or $0.55 per share in the nine months ended September 30, 2007.
Conference Call Information
     JDA Software Group, Inc. will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its third quarter ended September 30, 2008. To participate in the call, dial 1-800-762-8779 (United States) or 1-480-248-5081 (International) and ask the operator for the “JDA Software Group, Inc. Third Quarter 2008 Earnings Conference Call.” To participate in the webcast, visit the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00005683.
     A replay of the conference call will begin Monday, October 20, 2008 at 7:45 p.m. (Eastern) and will end on Thursday, November 20, 2008 at 11:59 p.m. (Eastern). You can hear the replay by dialing 1-800-406-7325 (United States) or 1-303-590-3030 (International) using access 3923660.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results — fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater predictability and more profitably. For more information on JDA Software, visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.
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“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
     This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release such forward-looking statements, include, without limitation: (i) Mr. Brewer’s statement regarding the strength of our value proposition and the healthy nature of our pipeline; and (ii) Mr. Brewer’s statement that “more than ever, companies are looking to JDA for innovative supply chain solutions. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the possibility our sales pipeline may not result in the expected level of closed business, particularly given the current negative financial and economic environment; and (b) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
     The forward-looking statements contained herein also include statements about the consummation of the pending merger of JDA Software Group, Inc. (“JDA”) and i2 Technologies, Inc. (“i2”). Additional information relating to the uncertainty affecting the proposed acquisition of i2 by JDA, uncertainty regarding the businesses of JDA and i2 as well as certain risks associated with the pending merger between JDA and i2 are contained in the respective company’s filings with the SEC, including the Proxy Statement referred to below. Neither JDA nor i2 is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
     In addition to the specific risks identified in the preceding paragraph, mergers involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the merger, the integration of acquired products, technologies and employees into JDA’s business and product offerings, and the risk that the merger is not consummated. Achieving the anticipated benefits of the pending merger will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.
Caution Required by Certain SEC Rules
     In connection with the proposed transaction, i2 on October 3, 2008 filed with the Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement soliciting approval for the proposed transaction. The Definitive Proxy Statement contains important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Definitive Proxy Statement has been mailed to the stockholders of i2. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by going to i2’s Investor Relations page on its corporate website at www.i2.com/investor or by directing a request to i2 at One i2 Place, 11701 Luna Road, Dallas, Texas, 75234, Attention: Investor Relations (telephone: 469-357-1000).
     i2, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of i2 in connection with the transaction described herein. Information regarding the special interests of i2’s directors and executive officers is included in the Definitive Proxy Statement described above. Additional information regarding these directors and executive officers is also set forth in i2’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2008 and Annual Report on Form 10-K filed with the SEC on March 17, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov. i2’s filings are available free of charge on i2’s corporate website at www.i2.com/investor on its investor relations page. JDA may be deemed to have participated in the solicitation of proxies from the stockholders of i2 in favor of the proposed transaction described herein. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2008 and Annual Report on Form 10-K filed with the SEC on March 14, 2008. These documents are available free of charge at the SEC’s web site at www.sec.gov. JDA’s filings are available free of charge on JDA’s corporate website at www.jda.com on its investor relations page.
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Use of Non-GAAP Financial Information
     This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
     The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
     •      Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.
     •      We exclude amortization of intangibles because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related amortization costs are directly attributable to the operating performance of our business.
     •      Restructuring charges and adjustments to acquisition-related reserves are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model or to a change in our estimate of the costs to complete a plan to exist an activity of an acquired company. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.
     •      Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company.
     •      The “ticking fee” is a significant non-routine expense to hold the commitment on the new credit facility from August 10, 2008 (the date of our acceptance of the commitment) through the closing date of our pending acquisition of i2 Technologies, Inc. Exclusion of this charge promotes period-to-period comparisons and transparency as we do not believe this cost is directly attributable to the operating performance of our business.
     •      Sales of office facilities are non-routine transactions, not directly related to our core business of selling software and related services and hardware.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
     Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
     Some of the limitations in relying on non-GAAP financial measures are:
     •      Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.
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     •      The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.
     •      Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.
     •      Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
     We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
     Usefulness of Non-GAAP Financial Measures to Investors
     The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$130,803	$95,288
Accounts receivable, net	63,508	74,659
Income tax receivable	—	463
Deferred tax asset	8,089	8,203
Prepaid expenses and other current assets	24,985	15,925

Total current assets	227,385	194,538

Non-Current Assets:
Property and equipment, net	44,261	44,858
Goodwill	134,561	134,561
Other Intangibles, net:
Customer lists	127,376	144,344
Acquired software technology	25,167	29,437
Trademarks	1,754	3,013
Deferred tax asset	53,255	62,029
Other non-current assets	5,557	9,445

Total non-current assets	391,931	427,687

Total Assets	$619,316	$622,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,362	$3,559
Accrued expenses and other liabilities	43,503	48,559
Income tax payable	659	—
Current portion of long-term debt	80,477	7,027
Deferred revenue	68,969	67,530

Total current liabilities	198,970	126,675

Non-Current Liabilities:
Long-term debt	—	92,536
Accrued exit and disposal obligations	9,267	11,797
Liability for uncertain tax positions	5,745	5,421

Total non-current liabilities	15,012	109,754

Total Liabilities	213,982	236,429

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 32,247,265 and 31,378,768 shares, respectively	322	314
Additional paid-in capital	303,406	295,694
Deferred compensation	(3,735)	(3,526)
Retained earnings	69,815	53,144
Accumulated other comprehensive gain	1,072	3,814

	370,880	349,440
Less treasury stock, at cost, 1,296,741 and 1,189,269 shares, respectively	(15,546)	(13,644)

Total stockholders’ equity	355,334	335,796

Total liabilities and stockholders’ equity	$619,316	$622,225

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES:
Software licenses	$23,011	$15,505	$58,593	$51,159
Maintenance services	46,388	43,753	138,843	131,192

Product revenues	69,399	59,258	197,436	182,351

Consulting services	26,437	31,499	78,901	84,706
Reimbursed expenses	2,610	2,888	7,780	8,055

Service revenues	29,047	34,387	86,681	92,761

Total revenues	98,446	93,645	284,117	275,112

COST OF REVENUES:
Cost of software licenses	613	642	2,009	1,831
Amortization of acquired software technology	1,309	1,502	4,270	4,875
Cost of maintenance services	11,513	11,239	34,145	33,988

Cost of product revenues	13,435	13,383	40,424	40,694

Cost of consulting services	20,315	21,016	61,084	62,616
Reimbursed expenses	2,610	2,888	7,780	8,055

Cost of service revenues	22,925	23,904	68,864	70,671

Total cost of revenues	36,360	37,287	109,288	111,365

GROSS PROFIT	62,086	56,358	174,829	163,747

OPERATING EXPENSES:
Product development	13,288	11,934	40,196	37,717
Sales and marketing	15,899	14,925	47,738	44,836
General and administrative	10,440	10,365	32,406	29,909
Provision for doubtful accounts	—	—	—	1,590
Amortization of intangibles	6,075	3,963	18,227	11,889
Restructuring charges and adjustments to acquisition- related reserves	399	—	3,954	6,276
Gain on sale of office facility	—	—	—	(4,128)

Total operating expenses	46,101	41,187	142,521	128,089

OPERATING INCOME	15,985	15,171	32,308	35,658

Interest expense and amortization of loan fees	(2,353)	(2,757)	(7,313)	(9,382)
Interest income and other, net	51	956	2,127	2,420

INCOME BEFORE INCOME TAXES	13,683	13,370	27,122	28,696

Income tax provision	5,441	5,062	10,451	10,149

NET INCOME	$8,242	$8,308	$16,671	$18,547

BASIC EARNINGS PER SHARE	$.24	$.25	$.49	$.56

DILUTED EARNINGS PER SHARE	$.23	$.24	$.47	$.55

SHARES USED TO COMPUTE:
Basic earnings per share	34,528	33,525	34,223	33,275

Diluted earnings per share	35,432	34,374	35,261	33,966

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$15,985	$15,171	$32,308	$35,658

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,309	1,502	4,270	4,875
Add back amortization of intangibles	6,075	3,963	18,227	11,889
Add back restructuring charges	399	—	3,954	6,276
Add back stock-based compensation	911	2,293	3,135	4,172
Less gain on sale of office facility	—	—	—	(4,128)

Adjusted non-GAAP operating income	24,679	22,929	61,894	58,742

Add back depreciation	2,352	2,364	7,412	7,004

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$27,031	$25,293	$69,306	$65,746

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	16%	16%	12%	13%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	6%	4%	6%	4%
Restructuring charges	—%	—%	1%	2%
Stock-based compensation	1%	2%	1%	2%
Gain on sale of office facility	—%	—%	—%	(2%)

Adjusted non-GAAP operating income	25%	24%	22%	21%

Depreciation	2%	3%	2%	3%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	27%	27%	24%	24%

NON-GAAP EARNINGS PER SHARE

Income before income tax provision	$13,683	$13,370	$27,122	$28,696

Amortization of acquired software technology	1,309	1,502	4,270	4,875
Amortization of intangibles	6,075	3,963	18,227	11,889
Restructuring charges	399	—	3,954	6,276
Stock-based compensation	911	2,293	3,135	4,172
“Ticking fee” on credit facility commitment	637	—	637	—
Gain on sale of office facility	—	—	—	(4,128)

Adjusted income before income taxes	23,014	21,128	57,345	51,780

Adjusted income tax expense	8,285	7,395	20,644	18,123

Adjusted net income	$14,729	$13,733	$36,701	$33,657

Adjusted non-GAAP diluted earnings per share	$0.42	$0.40	$1.04	$0.99

Shares used to compute non-GAAP diluted earnings per share	35,432	34,374	35,261	33,966

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
CASH FLOW INFORMATION

Net cash provided by operating activities	$18,761	$20,362	$70,672	$63,669

Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(2,911)	$(1,919)	$(5,434)	$(6,333)
Purchase of other property and equipment	(1,568)	(1,156)	(6,065)	(5,139)
Proceeds from disposal of property and equipment	46	28	115	6,849

	$(4,433)	$(3,047)	$(11,384)	$(4,623)

Net cash provided by financing activities:
Issuance of common stock under equity plans	$307	$3,228	$6,014	$7,282
Principal payments on term-loan agreement	(437)	(4,563)	(19,086)	(39,563)
Loan origination fees	(3,375)	—	(3,375)	—
Other, net	(239)	401	(3,540)	704

	$(3,744)	$(934)	$(19,987)	$(31,577)

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